UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 1, 2008

Interleukin Genetics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32715	94-3123681
(Commission File Number)	(IRS Employer Identification No.)

135 Beaver Street Waltham, MA	02452
(Address of Principal Executive Offices)	(Zip Code)

(781) 398-0700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As reported on a Current Report on Form 8-K filed on March 5, 2003, Interleukin Genetics, Inc. (the “Company”) entered into an exclusive license agreement with Access Business Group International LLC (“ABG”), pursuant to which the Company granted an exclusive license to ABG that covered all of its then current and future intellectual property, limited to the field of nutrigenomics and dermagenomics.  ABG is an affiliate of Pyxis Innovations Inc., the Company’s largest stockholder.

Effective as of September 1, 2008, the parties amended the formerly exclusive license agreement to render the license non-exclusive, thereby generally allowing the Company to license its intellectual property to third parties in addition to ABG.  The parties also amended the license agreement to remove the right of first negotiation, which the Company had granted to ABG upon entry into the license agreement, for the commercialization of all of the Company’s current and future intellectual property into products/services outside of the field of nutrigenomics and dermagenomics.

A copy of the Company’s press release announcing the Company’s entry into the amendment to the license agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) The following exhibit is furnished with this report:

Exhibit No.	Description

99.1	Press Release dated September 4, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interleukin Genetics, Inc.
(Registrant)

Date: September 5, 2008	/s/ ELIOT M. LURIER
Eliot M. Lurier
Chief Financial Officer
(Signature)